Consent of Independent Registered Public Accounting Firm

     We have issued our report dated September 16, 2005 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 452 as of July 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


New York, New York
November 23, 2005